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                                                                   Exhibit 10.21

                           STRATEGIC ALLIANCE BETWEEN
                           GROVE WORLDWIDE AND SKYJACK

SHADY GROVE, PENNSYLVANIA [FEBRUARY 11, 2000] - Skyjack Inc. and Grove Worldwide LLC announced today they have reached agreement in principle to a far reaching strategic alliance for the purpose of marketing, selling, and providing product support to North American large rental customers. The agreement also provides for joint supply/manufacture of scissors and boom type aerial work platform products. It includes agreement for distribution of each company's products through their respective existing distribution channels.

Jos Wintermans, newly appointed President and CEO of Skyjack Inc. commented, "Skyjack Inc. and Grove Worldwide are both well respected manufacturers of aerial work platform products. This alliance combines the strengths of each. The alliance will allow Skyjack and Grove to present a single point of contact for consolidation customers."

Jeff Bust, Chairman and CEO of Grove Worldwide noted, "Because of Skyjack's strength in scissors products and Grove's strength in boom products, this alliance is a totally complementary fit for both companies. We will have final negotiations complete by April of this year, but both companies are already working together as a team to facilitate business as an alliance. Our plans are to negotiate a set of agreements for joint supply of each company's products, merge our combined product offerings, coordinate sales/service activities and form a joint venture dedicated to serving the large rental customers as a single point of contact, representing both companies."

Wolf Haessler, Chairman of Skyjack Inc. commented further, "I will be directly involved in the management of the alliance as I want to get closer to our customers. Joe Danules, President of Grove Worldwide's Manlift division, will also have a top management position in leading the sales and marketing efforts focused on the large rental customers. This is a tremendous opportunity for both companies. Working together with this agreement will result in significant market share increases for both Skyjack and Grove."

Grove Worldwide LLC's 1999 total revenues were $781 million (US) of which $164 million was aerial work platform related. Grove Worldwide is headquartered in Shady Grove, Pennsylvania with manufacturing and office facilities in Europe and the United States. Skyjack Inc's 1999 annual revenues were $268 million (Canadian) all of which was aerial work platform related. Skyjack Inc. is headquartered in Guelph, Ontario and operates manufacturing facilities in Europe, and the United States, as well as Canada.


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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this report constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "anticipates," "expects," "estimates," "intends," "plans," "projects," and "outlook") are not historical facts and may be forward-looking. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, cost savings, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, cost savings, performance or achievements expressed or implied by such forward-looking statements, and accordingly, such statements should be read in conjunction with and are qualified in their entirety by reference to, such risks, uncertainties and other factors, which are discussed throughout this report. Such factors include, among others, the following: (i) substantial leverage, ability to service debt, and compliance with financial covenants in the Company's Bank Credit Agreement; (ii) changing market trends in the mobile hydraulic crane, aerial work platform and truck-mounted crane industries; (iii) general economic and business conditions including a prolonged or substantial recession; (iv) the ability of the Company to implement its business strategy and maintain and enhance its competitive strengths; (v) the ability of the Company to implement operational improvements; (vi) the ability of the Company to obtain financing for general corporate purposes; (vii) competition; (viii) availability of key personnel; (ix) industry overcapacity; and (x) changes in, or the failure to comply with, government regulations. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements, and neither the Company nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. Any forward-looking statements contained herein speak solely as of the date on which such statements are made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events.

Contact:          Stephen L. Cripe
                  Grove Worldwide LLC
                  717-597-8121